Exhibit 10.1

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this “Third Amendment”) is made as of May 27, 2015 by and between KING 101 HARTWELL LLC, a Massachusetts limited liability company with an address c/o King Street Properties, 200 Cambridge Park Drive, Cambridge, MA 02140 (“Landlord”), and T2 BIOSYSTEMS, INC., a Delaware corporation with an address of 101 Hartwell Avenue, Lexington, MA 02421 (“Tenant”).

W I T N E S S E T H

WHEREAS, Landlord and Tenant are the current parties to that certain Lease dated August 6, 2010, as amended by that certain First Amendment to Lease dated as of November, 2011 and as further amended by that certain Second Amendment to Lease dated as of July 11, 2014 (collectively, the “Lease”), pursuant to which Landlord is leasing to Tenant approximately 33,635 rentable square feet (as more particularly described in the Lease, the “Premises”) of the building located at 101 Hartwell Avenue, Lexington, MA (the “Building”);

WHEREAS, Tenant has timely exercised its right to extend the Term for the Extension Term (i.e., the two year period commencing on January 1, 2016) in accordance with Section 1.2 of the Lease; and

WHEREAS, Landlord and Tenant wish to memorialize the terms applicable to the Extension Term.

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.              Recitals; Capitalized Terms.  The foregoing recitals are hereby incorporated by reference.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease.

2.              Extension of Term.  Notwithstanding anything to the contrary contained in the Lease, the Term of the Lease is hereby extended for the Extension Term on all of the terms and conditions of the Lease except as expressly set forth in this Third Amendment.  Tenant hereby accepts the Premises in their “as is” “where is” condition on the date hereof, with all faults, and without representations or warranties from Landlord of any kind whatsoever.  Tenant acknowledges and agrees that (a) Landlord has no obligation to perform any work or to provide any improvement allowance or other concession with respect to the Premises in connection with the extension of the Term for the Extension Term, and (b) Tenant has no right to extend the Term of the Lease beyond December 31, 2017.

3.              Extension Term Base Rent.  Base Rent for the Extension Term shall be paid in equal monthly installments in accordance with the following schedule in advance and otherwise in accordance with the terms of the Lease:

Period of Time	Annual Base Rent	Monthly Installment
1/1/16 – 12/31/16	$1,177,225.00	$98,102.08
1/1/17 – 12/31/17	$1,210,860.00	$100,905.00

4.              Ratification.  Except as amended hereby, the terms and conditions of the Lease shall remain unaffected.  From and after the date hereof, all references to the “Lease” shall mean the Lease as amended hereby.  Additionally, Landlord and Tenant each confirms and ratifies that, as of the date hereof and to its actual knowledge, (a) the Lease is and remains in good standing and in full force and effect, and (b) neither party has any claims, counterclaims, set-offs or defenses against the other party arising out of the Lease or the Premises or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

5.              Miscellaneous.  Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Third Amendment other than DTZ. Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of its representation and warranty set forth in the immediately preceding sentence.  Landlord shall be solely responsible for the payment of any brokerage commissions to Broker.  This Third Amendment is binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns. This Third Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions, and may not be amended, waived, discharged or terminated except by a written instrument signed by all the parties hereto.

[signatures on following page]

[SIGNATURE PAGE TO THIRD AMENDMENT TO LEASE BY AND BETWEEN

KING 101 HARTWELL LLC AND T2 BIOSYSTEMS, INC.]

EXECUTED under seal as of the date first set forth above.

LANDLORD:	KING 101 HARTWELL LLC
	By:	King Berra LLC, its manager
		By:	King Street Properties Investments LLC, its manager

		By:	/s/ Stephen D. Lynch
			Name:	Stephen D. Lynch
			Title:	Manager

TENANT:	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
		Name:	John McDonough
		Title:	President and CEO